NOTICE OF CONVERSION

The undersigned hereby elects to convert $2,795.00 of the principal amount of the Note (defined below) together with $3,180.00 of accrued and unpaid interest thereto, totaling $5,975.00 into that number of shares of Common Stock to be issued pursuant to the conversion of the Note ("Common Stock") as set forth below, of BIGFOOT PROJECT INVESTMENTS. INC., a Nevada corporation (the "Borrower") according to the conditions of the convertible note of the Borrower dated as of July 5, 2018 (the "Note"), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[X] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

Name of DTC Prime Broker: LEK SECURITIES – DTC #512
Account Number: POWER

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

POWER UP LENDING GROUP LTD.
111 Great Neck Road, Suite 216
Great Neck, NY. 11021
Attention: Certificate Delivery
(516) 498-9890

Date of Conversion:	January 29, 2019
Applicable Conversion Price:	$0.00012
Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Notes:	49,791,667
Principal Balance Due remaining under this Note after this Conversion:	$0.00
Accrued and unpaid interest remaining:	$0.00

POWER UP LENDING GROUP LTD.

By: ______________________
Name: Curt Kramer
Title: CEO
Date: January 29, 2019
111 Great Neck Road, Suite 216
Great Neck, NY 11021